                                                                    EXHIBIT 10.5

                                                                       1.5X FORM

                           CHANGE IN CONTROL AGREEMENT

                  This Change in Control Agreement, or "Agreement", is entered
into by and between Post Properties, Inc., a Georgia corporation, and [    ], or
"Executive".

                  WHEREAS, Executive currently is employed as a senior executive of Post or a Post Affiliate; and

                  WHEREAS, Post desires to continue to retain Executive's services, trust, confidence and complete and undivided attention if there is any speculation regarding a Change in Control of Post;

                  NOW, THEREFORE, in consideration of the mutual promises and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Post and Executive hereby agree as follows:

                                   Section 1.

                                   Definitions

         1.1 Board. The term "Board" for purposes of this Agreement shall mean the Board of Directors of Post.

         1.2 Cause. The term "Cause" for purposes of this Agreement shall (subject to Section 1.2(d)) mean:

                  (a) Executive is convicted of, pleads guilty to, or confesses or otherwise admits any felony or any act of fraud, misappropriation or embezzlement or Executive otherwise engages in a fraudulent act or course of conduct;

                  (b) There is any material act or omission by Executive involving malfeasance or negligence in the performance of Executive's duties to Post to the material detriment of Post; or

                  (c) Executive breaches in any material respect any of the covenants set forth in Section 3, Section 4 or Section 5 of this Agreement; provided, however,

                  (d) No such act or omission or event shall be treated as "Cause" under this Agreement unless (i) Executive has been provided a detailed, written statement of the basis for Post's belief such act or omission or event constitutes "Cause" and an opportunity to meet with the Compensation Committee (together with Executive's counsel if Executive chooses to have Executive's counsel present at such meeting) after Executive has had a reasonable period in which to review such statement and, if the allegation is under Section 1.2(b) or Section 1.2(c), has had at least a thirty (30) day period to take corrective action and (ii) the Compensation Committee after such meeting (if Executive meets with the Compensation Committee) and after the end of such thirty (30) day correction period (if applicable) determines reasonably and in good faith and by the affirmative vote of at least two thirds of the members of the Compensation Committee then in office at a meeting called and held for such purpose that "Cause" does exist under this Agreement.

         1.3 Change in Control. The term "Change in Control" for purposes of this Agreement shall mean:

                  (a) a "change in control" of Post of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A for a proxy statement filed under Section 14(a) of the Securities Exchange Act as in effect on the date of this Agreement;

                  (b) a "person" (as that term is used in 14(d)(2) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities representing 45% or more of the combined voting power for election of directors of the then outstanding securities of Post;

                  (c) the individuals who at the beginning of any period of two consecutive years or less (starting on or after the date of this Agreement) constitute Post's Board cease for any reason during such period to constitute at least a majority of Post's Board, unless the election or nomination for election of each new member of the Board was approved by vote of at least two-thirds of the members of such Board then still in office who were members of such Board at the beginning of such period;

                  (d) the shareholders of Post approve any reorganization, merger, consolidation or share exchange as a result of which the common stock of Post shall be changed, converted or exchanged into or for securities of another organization (other than a merger with a Post Affiliate or a wholly-owned subsidiary of Post) or any dissolution or liquidation of Post or any sale or the disposition of 50% or more of the assets or business of Post; or

                  (e) the shareholders of Post approve any reorganization, merger, consolidation or share exchange with another corporation unless
         (i) the persons who were the beneficial owners of the outstanding shares of the common stock of Post immediately before the consummation of such transaction beneficially own more than 60% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (ii) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in Section 1.3(e)(i) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of Post common stock immediately before the consummation of such transaction, provided (iii) the percentage described in Section 1.3(e)(i) of the beneficially owned shares of the successor or survivor corporation and the number described in Section 1.3(e)(ii) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of Post by the persons described in Section 1.3(e)(i) immediately before the consummation of such transaction.

         1.4 Code. The term "Code" for purposes of this Agreement shall mean the Internal Revenue Code of 1986, as amended.

         1.5 Compensation Committee. The term "Compensation Committee" for purposes of this Agreement means the Compensation Committee of the Board.

         1.6 Confidential or Proprietary Information. The term "Confidential or Proprietary Information" for purposes of this Agreement shall mean any secret, confidential, or proprietary information of Post or a Post Affiliate (not otherwise included in the definition of Trade Secret in Section
1.18 of this Agreement) that has not become generally available to the public by the act of one who has the right to disclose such information without violating any right of Post or a Post Affiliate.

         1.7 Disability. The term "Disability" for purposes of this Agreement means that Executive is unable as a result of a mental or physical condition or illness to perform the essential functions of Executive's job at Post even with reasonable accommodation for any consecutive 180-day period, all as reasonably determined by the Compensation Committee.

         1.8 Effective Date. The term "Effective Date" for purposes of this Agreement shall mean either the date which includes the "closing" of the transaction which makes a Change in Control effective if the Change in Control is made effective through a transaction which has a "closing" or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission if the Change in Control is made effective other than through a transaction which has a "closing".

         1.9 Exchange Act. The term "Exchange Act" for purposes of this Agreement shall mean the Securities Exchange Act of 1934, as amended.

         1.10 Good Reason. The term "Good Reason" for purposes of this Agreement shall (subject to Section 1.10(e)) mean:

                  (a) there is a reduction after a Change in Control but before the end of Executive's Protection Period in Executive's combined salary from Post and from each Post Affiliate or there is a reduction after a Change in Control but before the end of Executive's Protection Period in Executive's combined opportunity to receive any incentive compensation or bonuses from Post and from each Post Affiliate without Executive's express written consent;

                  (b) there is a reduction after a Change in Control but before the end of Executive's Protection Period in the scope, importance or prestige of Executive's duties, responsibilities or authority at Post or at any Post Affiliate (other than as a result of a mere change in Executive's title if such change in title is consistent with the organizational structure of Post and any Post Affiliate following such Change in Control) without Executive's express written consent;

                  (c) Post or any Post Affiliate at any time after a Change in Control but before the end of Executive's Protection Period (without Executive's express written consent) transfers Executive's primary work site from Executive's primary work site on the date of such Change in Control or, if Executive subsequently consents in writing to such a transfer under this Agreement, from the primary work site which was the subject of such consent, to a new primary work site which is more than 35 miles from Executive's then current primary work site unless such new primary work site is closer to Executive's primary residence than Executive's then current primary work site; or

                  (d) Post or any Post Affiliate fails (without Executive's express written consent) after a Change in Control but before the end of Executive's Protection Period to continue to provide to Executive health and welfare benefits, deferred compensation benefits, executive perquisites (other than the use of a company airplane for personal purposes) and stock option and restricted stock grants that are in the aggregate comparable in value to those provided to Executive immediately prior to the Change in Control Date; provided, however,

                  (e) No such act or omission shall be treated as "Good Reason" under this Agreement unless

                           (i) (A) Executive delivers to the Compensation
                  Committee a detailed, written statement of the basis for Executive's belief that such act or omission constitutes Good Reason, (B) Executive delivers such statement before the later of (1) the end of the ninety (90) day period which starts on the date there is an act or omission which forms the basis for Executive's belief that Good Reason exists or (2) the end of the period mutually agreed upon for purposes of this Section 1.10(e)(i)(B) in writing by Executive and the Chairman of the Compensation Committee, (C) Executive gives the Compensation Committee a thirty (30) day period after the delivery of such statement to cure the basis for such belief and (D) Executive actually submits Executive's written resignation to the Compensation Committee during the sixty (60) day period which begins immediately after the end of such thirty (30) day period if Executive reasonably and in good faith determines that Good Reason continues to exist after the end of such thirty (30) day period, or

                           (ii) Post states in writing to Executive that
                  Executive has the right to treat any such act or omission as Good Reason under this Agreement and Executive resigns during the sixty (60) day period which starts on the date such statement is actually delivered to Executive;

                  (f) If (A) Executive gives the Compensation Committee the statement described in Section 1.10(e)(i) before the end of the thirty
         (30) day period which immediately follows the end of the Protection Period and Executive thereafter resigns within the period described in
         Section 1.10(e)(i) or (B) Post provides the statement to Executive described in Section 1.10(e)(ii) before the end of the thirty (30) day period which immediately follows the end of the Protection Period and Executive thereafter resigns within the period described in Section 1.10(e)(ii), then (C) such resignation shall be treated under this Agreement as if made in Executive's Protection Period; and

                  (g) If Executive consents in writing to any reduction described in Section 1.10(a) or Section 1.10(b), to any transfer described in Section 1.10(c) or to any failure described in Section 1.10(d) in lieu of exercising Executive's right to resign for Good Reason and delivers such consent to Post, the date such consent is delivered to Post thereafter shall be treated under this definition as the date of a Change in Control for purposes of determining whether Executive subsequently has Good Reason under this Agreement to resign under Section 2(a) or Section 2(c) as a result of any subsequent reduction described in Section 1.10(a) or Section 1.10(b), any subsequent transfer described in Section 1.10(c) or any subsequent failure described in Section 1.10(d).

         1.11 Gross Up Payment. The term "Gross Up Payment" for purposes of this Agreement shall mean a payment to or on behalf of Executive which shall be sufficient to pay (a) any excise tax described in Section 8 in full, (b) any federal, state and local income tax and social security and other employment tax on the payment made to pay such excise tax as well as any additional taxes on such payment and (c) any interest or penalties assessed by the Internal Revenue Service on Executive which are related to the payment of such excise tax unless such interest or penalties are attributable to Executive's willful misconduct or gross negligence.

         1.12 Multifamily Property. The term "Multifamily Property" for purposes of this Agreement shall mean any real property on which an upscale multifamily residential-use development has been constructed or is under construction of the date of this Agreement.

         1.13 Post. The term "Post" for purposes of this Agreement shall mean Post Properties, Inc. and any successor to Post.

         1.14 Post Affiliate. The term "Post Affiliate" for purposes of this Agreement shall mean (a) Post Apartment Homes, L.P. and any successor to such organization, (b) Post Services, Inc. and any successor to such organization,
(c) Post GP Holdings, Inc. and any successor to such organization and (d) any other organization if Post, Post Apartment Homes, L.P., Post Services, Inc. or Post GP Holdings, Inc. (i) beneficially own more than twenty percent (20%) of the outstanding voting capital stock of such organization (if such organization is a corporation) or more than twenty percent (20%) of the beneficial interests of such organization (if such organization is not a corporation) and (ii) possess the power to direct or cause the direction of the day to day operations and affairs of such organization, whether through ownership of voting securities, by contract, in the capacity of general partner, manager or managing member or otherwise.

         1.15 Protection Period. The term "Protection Period" for purposes of this Agreement shall (subject to Section 1.10(f)) mean the two (2) year period which begins on the Effective Date for a Change in Control.

         1.16 Restricted Period. The term "Restricted Period" for purposes of this Agreement shall mean the period which starts on the date Executive's employment by Post or a Post Affiliate terminates under circumstances which create an obligation for Post under Section 2 of this Agreement and which ends (a) on the first anniversary of such termination date or (b) on the first date following such a termination on which Post breaches any obligation to Executive under Section 2 of this Agreement, whichever period is shorter.

         1.17 Salary and Bonus. The term "Salary and Bonus" for purposes of this Agreement shall mean the sum of

                  (a) Executive's combined annual salary (as determined without regard to any salary deferral election) from Post and each Post Affiliate in effect on the day before Executive's employment terminates under Section 2(a)(1) or, if greater, Executive's average annualized combined annual salary (as determined without regard to any salary deferral election) from Post and each Post Affiliate over the two (2) consecutive year period (or, if less, Executive's period of employment by Post) which ends on the date that Executive's employment so terminates, and

                  (b) the average annual bonuses which have been paid by Post and any Post Affiliate (whether paid at the discretion of Post or any Post Affiliate or pursuant to the terms of any plan or program) or which would have been paid but for a bonus deferral election with respect to Executive's performance over the two (2) consecutive year period (or, if less, Executive's period of employment by Post) whether such bonuses are paid (or would have been paid but for a bonus deferral election) in cash, in property or in any combination of cash and property; provided, however,

                  (c) neither the value of any stock option or restricted stock grants made by Post or any Post Affiliate to Executive in any calendar year nor any income which Executive realizes in any calendar year from the exercise of any such stock options or the lapse of any restrictions on such restricted stock grants shall be treated as part of Executive's salary under Section 1.17(a) or as part of Executive's bonuses under Section 1.17(b).

         1.18 Trade Secret. The term "Trade Secret" for purposes of this Agreement shall mean information, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers that:

                  (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and

                  (b) is the subject of reasonable efforts by Post or a Post Affiliate to maintain its secrecy.

                                   Section 2.

                            Compensation and Benefits

                  (a)      General Rule.

                           (1) If there is a Change in Control and Post during Executive's Protection Period terminates Executive's employment without Cause or Executive during Executive's Protection Period resigns for Good Reason, then

                           (2) Post shall pay Executive one point five (1.5) times Executive's then Salary and Bonus in cash in a lump sum within thirty (30) days after the date Executive's employment so terminates;

                           (3) (a) Each outstanding stock option granted to Executive by Post shall (notwithstanding the terms under which such option was granted) become fully vested and exercisable on the date Executive's employment so terminates and shall (notwithstanding the terms under which such option was granted) remain exercisable for the remaining term of each such option (as determined as if there had been no such termination of Executive's employment) subject to the same terms and conditions as if Executive had remained employed by Post or a Post Affiliate for such term (other than any term or condition which gives Post the right to cancel any such option) and (b) any restrictions on any outstanding restricted stock grants to Executive by Post immediately shall (notwithstanding the terms under which such grant was made) expire and Executive's right to such stock shall be non-forfeitable;

                           (4) (a) Executive shall have no obligation or liability whatsoever for the repayment of any outstanding loan from Post or a Post Affiliate until the due date for repayment under the terms of such loan (as determined as if there had been no such termination of Executive's employment) or until the end of Executive's Protection Period, whichever comes first, (b) Executive shall be treated during the period over which no repayment is due pursuant to this Section 2(a)(4)(b) as if he or she had remained in the employ of Post or a Post Affiliate for all purposes, including any provision in such loan or in any agreement related to such loan which provides for the forgiveness of such loan while Executive remains employed by Post or a Post Affiliate and (c) Post shall pay Executive in cash within thirty (30) days after the date Executive's employment so terminates 140% of the excess, if any, of the then principal and interest outstanding on such termination date on each loan which had been made by Post or a Post Affiliate to Executive to help Executive purchase shares of Post stock (whether made under Post's "senior management stock ownership program" or otherwise) over the "total market value" of such shares of stock on such termination date or, if such Post stock has been converted into shares of stock in a successor corporation, the "total market value" of such shares of stock in such successor corporation, where such "total market value" shall be determined by multiplying the number of such shares of stock by (1) the closing price for such shares on such termination date as reported in The Wall Street Journal or, if there is no closing price on such termination date, (2) the closing price for such shares of stock as reported in The Wall Street Journal for the first date which immediately precedes such termination date for which there is a closing price for such shares of stock or, if The Wall Street Journal no longer reports a closing price for such shares, (3) the fair market value of a share of such stock as determined in any manner which is acceptable to Executive; and

                           (5) Post from the date of such termination of Executive's employment until the end of Executive's Protection Period shall continue to provide to Executive (a) the same coverage and benefits as Executive was provided under Post's employee benefit plans, policies and practices on the day before Executive's employment terminated or, at Executive's election, on any date in the one (1) year period which ends on the date of such termination of employment and (b) the same executive perquisites (other than the use of a company airplane for personal purposes) as Executive enjoyed on the day before Executive's employment terminated or, at Executive's election, on any date in the one (1) year period which ends on the date of such termination; provided, however, if Post cannot provide such coverage and benefits under Post's employee benefit plans, policies or programs, Post either shall provide such coverage and benefits to Executive outside such plans, policies and programs at no additional expense or tax liability to Executive or shall reimburse Executive for Executive's cost to purchase such coverage and benefits and for any tax liability for such reimbursements.

                  (b) No Increase in Other Benefits. If Executive's employment terminates under the circumstances described in Section 2(a)(1) or Section 2(c), Executive expressly waives Executive's right, if any, to have any payment made under Section 2(a) taken into account to increase the benefits otherwise payable to, or on behalf of, Executive under any employee benefit plan, policy or program, whether qualified or nonqualified, maintained by Post or a Post Affiliate.

                  (c) Termination in Anticipation of a Change in Control. Executive shall be treated under Section 2(a) as if Executive's employment had been terminated without Cause or Executive had resigned for Good Reason during Executive's Protection Period if

                           (1) Executive's employment is terminated by Post without Cause or Executive resigns for Good Reason,

                           (2) such termination is effected or such resignation is effective at any time in the sixty (60) day period which ends on the date of a Change in Control, and

                           (3) there is an Effective Date for such Change in Control.

                  (d) Death or Disability. Executive agrees that Post will have no obligation to Executive under this Section 2 if Executive's employment terminates exclusively as a result of Executive's death or a Disability.

                                   Section 3.

                          No Solicitation of Customers

                  Executive will not, during the Restricted Period, for purposes of competing with Post or a Post Affiliate, solicit or seek to solicit on Executive's own behalf or on behalf of any other person, firm, or corporation which engages, directly or indirectly, in the development, operation, management, leasing, or landscaping of a Multifamily Property, any entity or person who was a customer of Post, and with whom Executive had a personal business interaction, at any time during the two (2) years immediately prior to the termination of Executive's employment by Post.

                                   Section 4.

                            Antipirating of Employees

                  Executive will not during the Restricted Period employ or seek to employ on Executive's own behalf or on behalf of any other person, firm or corporation that engages, directly or indirectly, in the development, operation, management, leasing or landscaping of a Multifamily Property, any person who was employed by Post or a Post Affiliate in an executive, managerial, or supervisory capacity during the term of Executive's employment by Post, with whom Executive had business dealings during the two (2) year period which ends on the date Executive's employment by Post terminates (whether or not such employee would commit a breach of contract), and who has not ceased to be employed by Post or a Post Affiliate for a period of at least one (1) year.

                                   Section 5.

            Trade Secrets and Confidential or Proprietary Information

                  Executive hereby agrees that Executive will hold in a fiduciary capacity for the benefit of Post and each Post Affiliate, and will not directly or indirectly use or disclose, any Trade Secret that Executive may have acquired during the term of Executive's employment by Post for so long as such information remains a Trade Secret even if such information remains a Trade Secret after the expiration of the Restricted Period.

                  Executive in addition agrees that Executive during the Restricted Period will hold in a fiduciary capacity for the benefit of Post and each Post Affiliate, and will not directly or indirectly use or disclose, any Confidential or Proprietary Information that Executive may have acquired (whether or not developed or compiled by Executive and whether or not Executive was authorized to have access to such information) during the term of, in the course of, or as a result of Executive's employment by Post.

                                   Section 6.

                      Reasonable and Necessary Restrictions

                  Executive acknowledges that the restrictions, prohibitions and other provisions set forth in this Agreement, including without limitation the Restricted Period, are reasonable, fair and equitable in scope, terms and duration; are necessary to protect the legitimate business interests of Post; and are a material inducement to Post to enter into this Agreement. Executive covenants that Executive will not challenge the enforceability of this Agreement nor will Executive raise any equitable defense to its enforcement.

                                   Section 7.

                              Specific Performance

                  Executive acknowledges that the obligations undertaken by him pursuant to this Agreement are unique and that Post likely will have no adequate remedy at law if Executive shall fail to perform any of Executive's obligations under this Agreement, and Executive therefore confirms that Post' right to specific performance of the terms of this Agreement is essential to protect the rights and interests of Post. Accordingly, in addition to any other remedies that Post may have at law or in equity, Post will have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by Executive, and Post will have the right to obtain preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement by Executive, and Executive submits to the jurisdiction of the courts of the State of Georgia for this purpose.

                                   Section 8.

                                 Tax Protection

                  If Post or Post's independent accountants determine that any payments and benefits called for under this Agreement together with any other payments and benefits made available to Executive by Post or a Post Affiliate will result in Executive being subject to an excise tax under Section 4999 of the Code or if such an excise tax is assessed against Executive as a result of any such payments and other benefits, Post shall make a Gross Up Payment to or on behalf of Executive as and when any such determination or assessment is made, provided Executive takes such action (other than waiving Executive's right to any payments or benefits in excess of the payments or benefits which Executive has expressly agreed to waive under this Section 8) as Post reasonably requests under the circumstances to mitigate or challenge such tax; provided, however, if Post or Post's independent accountants make such a determination and, further, determine that Executive will not be subject to any such excise tax if Executive waives Executive's right to receive a part of such payments or benefits and such part does not exceed $10,000, Executive shall irrevocably waive Executive's right to receive such part if an independent accountant or lawyer retained by Executive and paid by Post agrees with the determination made by Post or Post's independent accountants with respect to the effect of such reduction in payments or benefits. Any determinations under this Section 8 shall be made in accordance with Section 280G of the Code and any applicable related regulations (whether proposed, temporary or final) and any related Internal Revenue Service rulings and any related case law and, if Post reasonably requests that Executive take action to mitigate or challenge, or to mitigate and challenge, any such tax or assessment (other than waiving Executive's right to any payments or benefits in excess of the payments or benefits which Executive has expressly agreed to waive under this Section 8) and Executive complies with such request, Post shall provide Executive with such information and such expert advice and assistance from Post's independent accountants, lawyers and other advisors as Executive may reasonably request and shall pay for all expenses incurred in effecting such compliance and any related fines, penalties, interest and other assessments.

                                   Section 9.

                            Miscellaneous Provisions

         9.1 Assignment. This Agreement is for the personal services of Executive, and the rights and obligations of Executive under this Agreement are not assignable in whole or in part by Executive without the prior written consent of Post. This Agreement is assignable in whole or in part to any parent, subsidiaries, or affiliates of Post, but only if such person or entity is financially capable of fulfilling the obligations of Post under this Agreement, and Post as part of any Change in Control which is made effective through a transaction for which there is a "closing" shall assign Post's obligations under this Agreement to Post's successor and such successor shall expressly agree to such assignment or Post on or before the Effective Date for such Change in Control shall (without any further action on the part of Executive) take the action called for in Section 2 of this Agreement as if Executive had been terminated without Cause on the Effective Date for such Change in Control without regard to whether Executive's employment actually has terminated.

         9.2 Governing Law. This Agreement will be governed by and construed under the laws of the State of Georgia (without reference to the choice of law principles under the laws of the State of Georgia). Executive consents to jurisdiction and venue in the state and federal courts in the State of Georgia for any action arising from a dispute under this Agreement, and for any such action brought in such a court, expressly waives any defense Executive might otherwise have based on lack of personal jurisdiction or improper venue, or that the action has been brought in an inconvenient forum.

         9.3 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         9.4 Headings; References. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Any reference to a section ( Section ) shall be to a section ( Section ) of this Agreement unless there is an express reference to a section ( Section ) of the Code or the Exchange Act, in which event the reference shall be to the Code or to the Exchange Act, whichever is applicable.

         9.5 Attorneys Fees. If any action at law or in equity is necessary for Executive to enforce or interpret the terms of this Agreement, Post shall pay Executive's reasonable attorneys' fees and other reasonable expenses incurred with respect to such action. If any other action is taken with respect to this Agreement, Post shall bear its own attorneys' fees and expenses and Executive shall bear Executive's own attorneys' fees and expenses.

         9.6 Amendments and Waivers. Except as otherwise specified in this Agreement, this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Post and Executive.

         9.7 Severability. Any provision of this Agreement held to be unenforceable under applicable law will be enforced to the maximum extent possible, and the balance of this Agreement will remain in full force and effect.

         9.8 Entire Agreement. This Agreement constitutes the entire understanding and agreement of Post and Executive with respect to the transactions contemplated in this Agreement, and this Agreement supersedes all prior understandings and agreements between Post and Executive with respect to such transactions.

         9.9 Notices. Any notice required under this Agreement to be given by either Post or Executive will be in writing and will be deemed effectively given upon personal delivery to the party to be notified or five (5) days after deposit with the United States Post office by registered or certified mail, postage prepaid, to the other party at the address set forth below or to such other address as either party may from time to time designate by ten (10) days advance written notice pursuant to this Section 9.9. Each such written notice shall be directed as follows:

         If to Post, to Post Properties, Inc., One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, Georgia 30027, Attention: Chief Executive Officer.

         If to Executive, to Executive at his or her most recent home address as shown in Post's personnel files.

         9.10 Binding Effect. This Agreement shall be for the benefit of, and shall be binding upon, Post and Executive and their respective heirs, personal representatives, legal representatives, successors and assigns, subject, however, to the provisions in Section 9.1 of this Agreement.

         9.11 Not an Employment Contract. This Agreement is not an employment contract and shall not give Executive the right to continue in employment by Post or a Post Affiliate for any period of time or from time to time. Moreover, this Agreement shall not adversely affect the right of Post or a Post Affiliate to terminate Executive's employment with or without cause at any time.

         9.12     Term.

                  (a) General Rule. Subject to Section 9.12(b), the initial term of this Agreement shall be a three (3) year term, which starts on the date of this Agreement, and this initial term automatically shall be extended for one additional year on the first anniversary of the date of this Agreement and for one additional year on each anniversary date thereafter unless Post at least 180 days before any such anniversary date advises Executive that there will be no such extension on such anniversary date.

                  (b) Special Rule. If Executive has a right to any compensation or benefits under Section 2 before the term of this Agreement expires under Section 9.12(a), the term of this Agreement shall continue until Executive agrees that all of Post's obligations to Executive under this Agreement have been satisfied in full or a court of competent jurisdiction makes a final determination that Post has no further obligations to Executive under this Agreement, whichever comes first.

                  IN WITNESS WHEREOF, Post and Executive have executed this Agreement effective as of this ___ day of ____, 2003.

                                                    POST PROPERTIES, INC.

                                                    By: ________________________

                                                    EXECUTIVE

                                                    ____________________________

SCHEDULE: EXECUTIVE OFFICERS WITH 1.5X CHANGE IN CONTROL AGREEMENTS Arthur J. Quirk
Carl Bonner
Tricia Carlson
Laura Van Loh